                                                                     EXHIBIT 4.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                               FLUOR CORPORATION
                        (Incorporated January 23, 1978)

--------------------------------------------------------------------------------
     FIRST: The name of the Corporation is:

                               FLUOR CORPORATION

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 229 South State Street in the City of Dover, County of Kent, and the name of its registered agent at that address is the Prentice-Hall Corporation System, Inc.


     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, Preferred Stock and Common Stock; the total number of shares which the Corporation shall have authority to issue is 170,000,000; the total number of shares of Preferred Stock shall be 20,000,000 and each such share shall have no par value; the total number of shares of Common Stock shall be 150,000,000 and each such share shall have a par value of $0.625.

     Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

     SIXTH: Bylaws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Corporation.

     SEVENTH: The number of Directors of the Corporation shall by fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors.

     EIGHTH: The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and the other shall be a member of Class
II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1978, the directors first elected to Class II shall serve for a term ending on the date of the second annual meeting next following the end of the calendar year 1978, and the directors first elected to Class III shall serve for a term ending on the date of the third annual meeting next following the end of the calendar year 1978. Notwithstanding the foregoing formula provisions, in the event that, as a result of any change in the authorized number of directors, the number of directors in any class would differ from the number allocated to that class under the formula provided in this Article immediately prior to such change, the following rules shall govern:

   (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal;

   (b) at each subsequent election of directors, even if the number of directors in the class whose term of office then expires is less than the number then allocated to that class under said formula, the number of directors then elected for membership in that class shall not be greater than the number of directors in that class whose term of office then expires, unless and to the extent that the aggregate number of directors then elected plus the number of directors in all classes then duly continuing in office does not exceed the then authorized number of directors of the Corporation;

    (c) at each subsequent election of directors, if the number of directors in the class whose term of office then expires exceeds the number then allocated to that class under said formula, the Board of Directors shall designate one or more of the directorships then being elected as directorships of another class or classes in which the number of directors then serving is less than the number then allocated to such other class or classes under said formula;

    (d) in the event of the death, resignation or removal of any director who is a member of a class in which the number of directors serving immediately preceding the creation of such vacancy exceeded the number then allocated to that class under said formula, the Board of Directors shall designate the vacancy thus created as a vacancy in another class in which the number of directors then serving is less than the number then allocated to such other class under said formula;

    (e) in the event of any increase in the authorized number of directors, the newly created directorships resulting from such increase shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the composition of each of the classes into conformity with the formula in this Article, as it applies to the number of directors authorized immediately following such increase; and

    (f) designations of directorships or vacancies into other classes and apportionments of newly created directorships to classes by the Board of Directors under the foregoing items (c), (d) and (e) shall, so far as possible, be effected so that the class whose term of office is due to expire next following such designation or appointment shall contain the full number of directors then allocated to said class under said formula.

    Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, resignation or removal; or, if the holders of any Preferred Stock or any one of more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then the division of the Board of Directors into three classes as provided in this Article shall be suspended during the period in which the holders of the Preferred Stock or any series thereof are entitled to elect a specified number of directors by reason of dividend arrearages or otherwise, and the terms of all directors serving on the Board at the time the holders of Preferred Stock become entitled to elect a specified number of directors shall terminate upon the election by the holders of Preferred Stock of the number of directors they are entitled to elect with the same effect as upon the expiration of the term for which they were then serving.

     NINTH: During any period when the holders of any Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues (1) the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect such specified number of directors, pursuant to the provisions of such Preferred Stock or series thereof;
(2) each such director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series thereof; and (3) whenever the holders of any such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series thereof, the terms of office of all persons who are then directors of the Corporation shall terminate upon the election of their successors by the holders of the shares entitled to vote thereon. The provision of Article EIGHTH (dealing with the classified Board) shall be applicable to the election of successors and directors shall be elected to classes as if they were the directors first elected to such class.

     TENTH: Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     ELEVENTH: No action shall be taken by the stockholders except at an annual or special meeting of stockholders.

     TWELFTH: At all elections of directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except for this Article as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected in the election in which his class or series of stock is entitled to vote, and each stockholder may cast all of such votes for a single nominee for director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     THIRTEENTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Restated Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

     FOURTEENTH: The affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Corporation shall be required for the approval of any proposal that (1) the Corporation merge or consolidate with any other corporation or any affiliate of such other corporation if such other corporation and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than 5% of the total voting power of all outstanding shares of voting stock of the Corporation (such other corporation and any affiliate thereof being herein referred to as a "Related Corporation"), or that (2) the Corporation sell or exchange all or substantially all of its assets or business to or with such Related Corporation, or that (3) the Corporation issue or deliver any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation, or in a merger of any affiliate of the Corporation with or into such Related Corporation or any of its affiliates, and to effect such transaction the approval of stockholders of the Corporation is required by law or by any agreement between the Corporation and any national securities exchange; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by resolution of the Board of Directors of the Corporation prior to the acquisition of the beneficial ownership or more than 5% of the total voting power of all outstanding shares of voting stock of the Corporation by such Related Corporation and its affiliates, nor shall it apply to any such transaction soley between the Corporation and another corporation, 50% or more of the voting stock of which is owned by the Corporation. For the purposes hereof (1) an "affiliated" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; (2) "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and (3) in computing the percentage of outstanding voting stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by applicable law.

     FIFTEENTH: To the maximum extent permissible under Section 262 of the Delaware General Corporation Law, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, notwithstanding any exception otherwise provided therein, with respect to any business combination involving the Corporation and any Related Corporation which requires the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Corporation pursuant to the provisions of Article FOURTEENTH.

     SIXTEENTH: The provisions set forth in this Article SIXTEENTH and in Articles Sixth (dealing with the alteration of Bylaws by stockholders), EIGHTH (dealing with the classified board), ELEVENTH (dealing with the prohibition against stockholder action without meetings), TWELFTH (dealing with cumulative voting), FOURTEENTH (dealing with the 80% vote of stockholders required for certain mergers) and FIFTEENTH (dealing with appraisal rights of stockholders) may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Corporation.

     SEVENTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, EIGHTH, ELEVENTH, TWELFTH, FOURTEENTH, FIFTEENTH and SIXTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article SIXTEENTH.

     EIGHTEENTH: To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     NINETEENTH: Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (a) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director of officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (a) If a claim under the foregoing paragraph is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (b) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     (c) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and does not further amend the provisions of the Corporation's Restated Certificate of Incorporation, as heretofore amended, there being no discrepancies between those provisions and the provisions of this Restated Certificate of Incorporation, and having been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245(b) of the General

Corporation Law of the State of Delaware, has been executed on the 10th day of March, 1987.


                                        FLUOR CORPORATION

                                        By:/s/ P.J. TRIMBLE
                                           ---------------------
                                           P.J. Trimble
                                           Senior Vice President

ATTEST:


By:/s/ L.N. FISHER
   --------------------------------
   L.N. Fisher, Assistant Secretary